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                                                   Exhibit 11.1
                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.
                               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Three Months                    Nine Months
                                                      Ended November 30,             Ended November 30,
                                                      1995         1994            1995          1994
                                                 -----------------------------  -----------------------------
                                                    (Dollar amounts in thousands, except per share data)
Primary

   Net earnings applicable to common stock           $52,954        $16,158        $138,082        $68,997
                                                 =============================  =============================


   Average shares outstanding                        101,926         91,296          97,165         91,208
   Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                        2,420            799           1,893            888
                                                 -----------------------------  -----------------------------

       Total average shares                          104,346         92,095          99,058         92,096
                                                 =============================  =============================

   Per share amount                                    $0.51          $0.18           $1.39          $0.75
                                                 =============================  =============================


Fully diluted

   Net earnings applicable to common stock           $52,954        $16,158        $138,082        $68,997
                                                 =============================  =============================


   Average shares outstanding                        101,926         91,296          97,165         91,208
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                             2,420            799           2,095            888
                                                 -----------------------------  -----------------------------

       Total average shares                          104,346         92,095          99,260         92,096
                                                 =============================  =============================

   Per share amount                                    $0.51          $0.18           $1.39          $0.75
                                                 =============================  =============================
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